CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 Amendment No. 2 of SPYR, Inc. of our report dated August 14, 2018 relating to our audits of the December 31, 2017 and 2016 consolidated financial statements, which report appears in the Prospectus that is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company
Haynie & Company
Littleton, CO
February 27, 2019

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